UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2012

iTALK INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4438 Vesper Avenue, Suite 2, Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 355-4559

Sopac Cellular Solutions Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

On December 18, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from “Sopac Cellular Solutions Inc.” to “iTalk Inc.”, to be effected by way of a merger with our wholly-owned subsidiary iTalk Inc., which was created solely for the name change.

Also on December 18, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a twenty five (25) new for one (1) old basis and, consequently, our authorized capital shall increase from 75,000,000 to 1,875,000,000 shares of common stock and our issued and outstanding shares of common stock shall increase from 1,700,000 to 42,500,000, all with a par value of $0.001.

These amendments became effective on December 21, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 21, 2012 under the symbol “SOPCD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 20 business days, our ticker symbol will revert back to its original symbol “SOPC”.  Subsequently, after 10 business days ticker symbol will change to our new symbol “TALK” to better reflect our company’s new name.  Our new CUSIP number is 465353 100.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger

3.2 Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOPAC CELLULAR SOLUTIONS INC.

/s/ David F. Levy
David F. Levy
President, Chief Executive Officer, Secretary and Director

Date: December 21, 2012